UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 26, 2007 (April 19, 2007)

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

6073 Hwy 281 South
Mineral Wells, TX 76067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (210) 410-8158

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

Salberg & Company, P.A. (“Salberg”) has declined to stand for re-election as American Energy Production, Inc.’s (the "Company") independent registered public accounting firm with respect to the audit of the Company's financial statements for the year ended December 31, 2007. Salberg informed the Company on April 19, 2007 that it could not continue to satisfy the partner rotation requirement promulgated by the Sarbanes-Oxley Act of 2002. Salberg had served as the Company's independent registered public accounting firm for the financial statements at December 31, 2006 and 2005 and for the years ended December 31, 2006, 2005 and 2004. Salberg’s audit reports for such years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except for a modification as to the Company's ability to continue as a going concern. There were no disagreements with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Salberg would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

The Company's board of directors has authorized the appointment of Shelley International LLC (“Shelley”) to serve as the Company's independent registered public accounting firm for the quarterly review of the balance sheet as of March 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the period then ended. During the fiscal years ending December 31, 2006, 2005 and 2004 and prior to the appointment of Shelley, neither the Company, or anyone on its behalf, consulted with Shelley regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. The Company has provided Salberg a copy of this report prior to its filing with the Securities and Exchange Commission (SEC) and requested Salberg to furnish a letter addressed to the SEC stating whether Salberg agrees with the above statements. A letter from Salberg is attached as Exhibit 16 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits

16.1	Letter from Salberg & Company, P.A.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Energy Production, Inc.

Date: April 26, 2007	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer